UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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salesforce.com, inc.

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Salesforce

Proxy Statement Supplement

Spring 2017

investor@salesforce.com

2017 Proxy Statement Highlights

Significant changes to executive compensation

Reduced CEO total compensation by 60% in FY17 vs. FY16 with total compensation now at levels below FY12

Expanded use of performance-based restricted stock units

(PRSUs) beyond CEO to include all named executive officers (NEOs)

Froze CEO salary and bonus target for second year in a row (no increase since FY15)

Eliminated company-funded CEO personal security benefit for FY18

Salesforce continues to engage and solicit feedback from investors on a year-round basis (engaging >50% of shares outstanding), and continues to respond to this feedback

2017 proxy agenda includes request to increase shares authorized under 2013 Equity Incentive Plan and 2004 ESPP

Company Overview

World’s largest customer relationship management software provider

Founded 1999, public listing (NYSE: CRM) 2004

#1 in CRM market share for the 5th year in a row (Gartner)

$8.4 billion in revenue FY17 (26% Y/Y)

$2.2 billion in operating cash flow (29% Y/Y) Salesforce enables our customers to create deeper relationships wit their

$60.45 billion market capitalization (4/26/17) customers using our suite o we based

CRM software to help customers sell,    Headquartered in San Francisco, ~25,000 Employees servi , market, and build apps o a

Integrated Philanthropy Model (1-1-1) single platform.

“Innovator of the Decade”

The world’s most innovative companies

2009 2010 2011

September 2012 2013 2014 2011 2012 2013 2016 2015 2016    2017 201    201 2016

Intelligent Customer Success Platform

Industry leading CRM applications on the industry’s leading cloud platform

Sales Service Marketing Community Analytics Apps Commerce IoT Quip AppExchange

Applications

Heroku Component force.com Exchange

Natural Language Predictive Machine & Processing Platform Analytics Deep Learning

Data Management IoT & Social Platform Data CRM Data

Sustained Growth …

Balancing top and bottom line growth

Revenue $8,392M Operating Cash Flow $2,162M $6,667M $1,672M $5,374M

$4,071M 12.4% 13.2% $1,181M 10.7% $884M

8.9%

1.7% 0.8%

2.7%

7.0%

FY14 FY15 FY16 FY17 FY14 FY15 FY16 FY17

GAAP Operating Margin Non-GAAP Operating Margin 1

… Drives Stockholder Value

Salesforce has a track record of delivering significant total stockholder returns

$300 Five-Year Cumulative Total Return

Salesforce: $271

$250

$200 NASDAQ Computer: $205 S&P 500 Index: $174

$150 $100 $50

$0

FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017

The chart shows how a $100 investment in Salesforce on January 31, 2012 would have grown to $271 on January 31, 2017. The chart also compares the TSR on an investment in our common stock to the same investment in the S&P 500 Index and the Nasdaq Computer & Data Processing Index over the last five fiscal years, assuming reinvestment of dividends. 6

Diverse Board

Ongoing and proactive board refreshment practices

Diverse and Dynamic Experience

10 Public Company Board

Marc Benioff Keith Craig Alan Neelie

(CEO) Block Conway Hassenfeld Kroes 7 Entrepreneurship / VC

7 International

6 Software Industry

Colin Sanford John Robin Maynard Susan Powell Robertson (LID) Roos Washington Webb Wojcicki

6 Public Company CEO/Executive

Tenure Independence Diversity 5 Sales Distribution

18% 5 Marketing / Branding

27%

36%

4 Cloud Computing Technology

55%

64%

18% 3 Finance / Accounting

82%

3 Government

<6 years

Independent

6-12 years Gender & Ethnic Diversity Non-Independent

>12 years 1 Law

Note: Excludes Larry Tomlinson, who is not standing for reelection and will retire from the Board effective as of the Company’s 2017 Annual Meeting of Stockholders (see Form 8-K filed March 17, 2017) 7

Substantial Changes to CEO Compensation

CEO compensation informed by stockholder feedback

FY15-FY17 CEO Compensation CEO Compensation Structure FY17

$39.9M

-16% Y/Y $33.4M

Reduced CEO pay Security

Expense

67% since FY15 10%

Base PRSUs Salary 52% 33% 86% 12%

$13.2M

-60% Y/Y

Total

$13.2M

Comp

29% 33% Annual Bonus 22% 23% 10% Options

7% 23%

22%

4% 5% 12%

3% 4% 10%

78%

FY15 FY16 FY17

Variable

All Other Comp. Base Salary Annual Bonus Options PRSUs

FY17 Annual Incentive Components FY17 Long-Term Incentive Components

Performance-Based Cash Bonus: Three equally weighted financial    Performance-Based Restricted Stock Units: Value tied to relative TSR measures to incentivize achievement of annual corporate vs. the NASDAQ 100 over three-year performance period; payouts performance goals: 1/3 Revenue; 1/3 Operating Cash Flow; and, 1/3 capped at target if absolute TSR is negative Non-GAAP Income from Operations    Stock Options: Value tied to increase in market price of Common Stock during the period that the option is outstanding

Evolution of Compensation Program

Compensation changes in direct response to stockholder feedback

Feedback We Heard	Changes We Made in Fiscal 2016	Changes We Made in Fiscal 2017
CEO pay magnitude concerns	✓ Reduced CEO compensation 16% ✓ Froze CEO salary	✓ Reduced CEO compensation 60% ✓ Froze CEO salary
Preference towards performance-based equity	✓ Introduced performance-based RSUs (PRSUs) to CEO • PRSUs 64% of target long-term compensation • PRSUs 52% of the total direct compensation	✓ Introduced PRSUs for other NEOs
CEO personal security cost concerns	✓ Evaluated CEO personal security expenses	✓ Eliminated CEO personal security expenses for FY18
Ensure rigorous performance metrics	✓ Maintained rigorous cash incentive plan targets for FY16, which exceeded both guidance and prior year's target and actual results	✓ Maintained rigorous cash incentive plan targets and introduced PRSUs for FY17 for all NEOs that require above-median relative TSR performance for target payouts
Align incentives with stockholder interests	✓ Introduced PRSUs for our CEO ✓ Increased Board and NEO share ownership requirements	✓ Introduced PRSUs for all NEOs

Reduced total CEO compensation **67%** since FY15 with TSR of **40%**



$100
$17.7M
$147
$22.1M
$207
$31.3M
$39.9M
$193
$233
$33.4M
$271
$13.2M
FY12
FY13
FY14
FY15
FY16
FY17
CEO Pay
Indexed TSR[1]

[1]Note: The above chart shows how a $100 investment in Salesforce on January 31, 2012 would have grown to $271 on January 31, 2017.

salesforce

9

Compensation Program Framework

Align executive compensation with the interests of our stockholders

Objective: Attract and retain the premier talent needed to lead our Company in a dynamic, innovative and competitive environment Philosophy: Tie a significant portion of compensation to the performance of our Common Stock and other metrics of Company performance

Pay Component FY 2017 Metrics

Revenue Annual Performance-Based Operating Cash Flow Cash Bonus Non-GAAP Income from Operations Performance-Based Relative TSR

Restricted Stock Units (all FY 2017 NEOs) with absolute TSR payout cap Restricted Stock Units Stock Price Stock Options Stock Price

Rationale

To influence executive performance in achieving pre-established annual corporate performance goals in line with our strategy and that are used by investors to evaluate our financial performance

To directly align our executives’ interests with those of our stockholders

(CEO LTI consists of PRSUs and stock options)

To attract, motivate and retain all employees

Our Practices

Compensation and Corporate Governance

Compensation

Active year-round dialogue with stockholders

Significant portion of NEO compensation is at-risk/variable

Provide appropriate mix of fixed and variable pay

Implemented PRSUs for all NEOs

Stock ownership requirements for executives and directors

Maintain a compensation clawback policy

Use an independent compensation consultant

Governance

Board composed of 82% independent directors

Board refreshment (six new directors since June 2013)

Lead Independent Director with robust responsibilities

Annual election of directors

Majority voting for directors

Proxy access right at market standard

Compensation Committee composed of independent directors Regular review of executive compensation and peer groups No individual Supplemental Executive Retirement Plans No stock option repricing No hedging or pledging of our securities No excise tax gross-ups upon a change of control

Rigorous director selection and evaluation process Limit on outside directorships Fully independent committees

Comprehensive risk oversight by full board and committees Extensive and ongoing stockholder engagement program (engaging more than 50% of shares in 2016) Stock ownership policy for directors and executive officers

Stockholder Proposal: Special Meeting Right

The Board views this proposal as not appropriate at this time

We oppose the stockholder proposal requesting establishment of a special meeting right for stockholders owning 15% of our outstanding common stock.

We intend to gather additional views from stockholders on this topic to incorporate into the Board’s ongoing review of corporate governance practices that are appropriate for our Company.

We are concerned that this proposal, which advocates a relatively low ownership threshold for triggering the ability to call special meetings, could result in misuse by enabling a small group of stockholders to pursue narrow special interests that may not be in the best interests of all stockholders.

We recommend against this proposal in light of:

• Our existing corporate governance practices and history of pro-actively embracing appropriate changes

• Our commitment to engage with stockholders on this topic

• The potential for misuse by a small group

The Board recommends a vote AGAINST Proposal 7

Appendix

GAAP to Non-GAAP Financial Reconciliation

(in thousands)     Fiscal Year Ended January 31,

Non-GAAP income from operations     2017201620152014

GAAP income (loss) from operations     64,228114,923(145,633)(286,074)

Plus:

Amortization of purchased intangibles     225,277158,070154,973146,535

Stock-based expense     820,367593,628564,765503,280

Less:

Operating lease termination resulting from purchase    of 50Fremont, net(36,617)00

Non-GAAP income from operations     $ 1,109,872$830,004$574,105$363,741

Thank You

investor@salesforce.com